EXHIBIT 10.12



                                 UNSECURED NOTE

Date:             April 1, 2002

MAKER:            International Isotopes Inc., a Texas corporation

MAKER'S Mailing Address:

                  4137 Commerce Circle
                  Idaho Falls, Idaho 83401

PAYEE:            William Nicholson

PAYEE'S Mailing Address and Place for Payment:

                  121 Post Oak Lane, Suite 2105
                  Houston, TX 77024

Principal Amount:    Nine Hundred Nine Thousand Seven Hundred Thirty Seven and
                     00/100 Dollars ($909,737)

Annual Interest Rate on Unpaid Principal from Date:         Seven percent (7%)

Annual Interest Rate on Matured, Unpaid Amounts:            Ten percent  (10%)

Terms of Payment (principal and interest):

         Annual Payments:  On April 1 of each year during the term of this Note,
                           MAKER shall make a payment of interest and principal in accordance with the following terms:

         Interest:         All interest accrued for the prior year is to be paid
                           to the extent Net Profits  from the prior fiscal year
                           of MAKER are  available.  For  purposes of this Note,
                           "Net Profits" shall mean revenues less expenses,  but
                           excluding  any  taxes to be paid and prior to (i) the
                           payment   of  any  bonus   compensation   to  MAKER'S
                           management  or  employees  or (ii) the payment of any
                           dividends   or   other   distributions   to   MAKER'S
                           shareholders. If Net Profits from the prior fiscal year are not adequate to make an annual interest payment when due, then MAKER shall be required to make quarterly payments (on each July 1, October 1, and January 1) of Net Profits until all interest payments that were due on the previous April 1 have been paid in full, at which time interest payments shall revert back to annual payments on April 1 of each year.



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          Principal:       An annual principal payment equal to:

                           30% x (Net Profit for the prior fiscal year less any interest paid pursuant to the previous paragraph)

          Date of First Annual Payment:     April 1, 2003

          Maturity Date:    April 1, 2012

         MAKER promises to pay PAYEE installments of principal and interest due and payable in annual installments on the dates and as described above, continuing regularly until the Maturity Date, when the entire balance, principal and accrued interest, shall be due and payable; interest being calculated on the unpaid principal to the date of each installment paid.

         The MAKER of the Note reserves the right to prepay, prior to maturity, all or any part of the principal of the Note without penalty, and interest immediately shall cease on any amount so prepaid.

SECURITY FOR PAYMENT: This Note is unsecured. Without the prior written consent of MAKER, which consent shall not unreasonably be withheld, PAYEE shall not pledge any assets as security for repayment of any obligation, except to Texas State Bank or any other financial institution that becomes MAKER'S primary bank lender.

         MAKER promises to pay to the order of PAYEE at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

         On default in the payment of this Note or in the performance of any obligation hereunder, the unpaid principal balance and earned interest on this Note shall become immediately due at the election of PAYEE. MAKER and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest.

         If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then MAKER shall pay PAYEE all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 5% of all amounts due unless either party pleads otherwise.



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         Interest  on the debt  evidenced  by this  Note  shall not  exceed  the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted repayment, any such excess hall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt, or, if the principal of the debt has been paid, refunded. The provision overrides other provisions in this and all other instruments concerning the debt.

         This Note shall be construed in accordance with the laws of the State of Texas.

         When the context requires, singular nouns and pronouns include the plural.

         This Note supercodes and is in lieu of all agreements and notes, whether written or oral, between MAKER and PAYEE preceeding the date of this Note, and all such prior notes and/or agreements are hereby declared null and void.

                                         INTERNATIONAL ISOTOPES INC.


                                         By:     /S/ Steve Laflin  3-29-02
                                                 -------------------------
                                         Name:   Steve Laflin
                                         Title:  President & CEO



 Acknowledged by PAYEE;

 /S/ William Nicholson
 ---------------------
 William Nicholson





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